EXHIBIT 32.1

Section 1350 Certification

In connection with the Report of North Horizon, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Wallace Boyack, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: May 4, 2010	By:	/s/Wallace Boyack
Wallace Boyack
Chief Executive Officer, Chief Financial Officer, principal executive officer, principal financial and accounting officer